SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

AMF BOWLING WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 AMF Drive, Richmond, Virginia	23111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 730-4000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 29, 2004, AMF Bowling Worldwide, Inc. issued a press release announcing it had commenced a tender offer for all of its outstanding 13% Notes due 2008. The tender offer will expire at 5:00 p.m., New York City time, on February 25, 2004, unless extended or terminated. A copy of the Press Release is attached hereto as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2004	AMF BOWLING WORLDWIDE, INC.

By:	/s/ Christopher F. Caesar
Christopher F. Caesar
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated January 29, 2004.